                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the following fee is calculated and state how it was determine):

            --------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
         5) Total fee paid:

            --------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            --------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
         3) Filing Party:

            --------------------------------------------------------------------
         4) Date Filed:

            --------------------------------------------------------------------

                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
                                  15 LINK DRIVE
                           BINGHAMTON, NEW YORK 13904

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 20, 2000

                               -------------------

         The Annual Meeting of Stockholders of Semiconductor Laser International Corporation, a Delaware corporation (the "Corporation"), will be held at 15 Link Drive, Binghamton, New York, on September 20, 2000, at 1:00 p.m., local time, and any adjournment or postponement thereof, for the following purposes:

         1. To elect four directors of the Corporation to serve until the 2001 Annual Meeting of Stockholders or until the election and qualification of their respective successors;

         2. To approve the Corporation's 2000 Stock Option Plan;

         3. To ratify the selection of Deloitte & Touche LLP as independent public accountants for the Corporation for the fiscal year ending December 31, 2000; and

         4. To transact such other business as may properly come before the meeting.

         The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

         The Board of Directors has fixed the close of business on July 31, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

         The Annual Report of the Corporation for the fiscal year ended December 31, 1999 is also enclosed.


                                        By Order of the Board of Directors,


                                        Dr. Geoffrey T. Burnham
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer
August 22, 2000

                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
                                  15 LINK DRIVE
                           BINGHAMTON, NEW YORK 13904

                                -----------------

                                 PROXY STATEMENT

                                -----------------

GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Semiconductor Laser International Corporation, a Delaware corporation (the "Corporation"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 15 Link Drive, Binghamton, New York, on September 20, 2000, at 1:00 p.m., local time, and any adjournment or postponement thereof.

         This Proxy Statement, the enclosed proxy card and the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 are being mailed to stockholders entitled to vote at the Annual Meeting on or about August 23, 2000.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporation a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Written notices of revocation and related correspondence should be delivered to: Semiconductor Laser International Corporation, 15 Link Drive, Binghamton, New York 13904,
Attention: Secretary.

RECORD DATE; VOTING SECURITIES

         The close of business on July 31, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock, par value $0.01 per share ("Common Stock"), of the Corporation entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Corporation had approximately 28,518,263 shares of Common Stock outstanding.

VOTING AND SOLICITATION

         Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Holders of shares of Common Stock will not be entitled to cumulative voting rights.

         Directors will be elected by a plurality of the votes cast by the holders of the Corporation's Common Stock voting in person or by proxy at the Annual Meeting. The proposals to adopt the 2000 Stock Option Plan and ratify the selection of Deloitte & Touche LLP as independent public accountants will require the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the same practical effect as a negative vote on the proposals to adopt the Corporation's 2000 Stock Option Plan and ratify the selection of Deloitte & Touche LLP as independent public accountants, but will have no effect on the vote for election of directors.

         The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted (i) FOR the election of each of the four nominee directors named below, (ii) FOR adoption of the 2000 Stock Option Plan, (iii) FOR ratification of Deloitte & Touche LLP as independent public accountants, and (iv) as the proxy holder deems advisable on other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as voting with respect to that matter.

         The solicitation of proxies will be conducted by mail and the Corporation will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Corporation's Common Stock. The Corporation may conduct further solicitation personally, telephonically, by email or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. The Corporation also will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the Corporation's Common Stock held of record by such persons and will reimburse such persons for all of their costs and expenses in forwarding solicitation materials.

         To the best knowledge of the Corporation, none of the persons who were directors or executive officers of the Corporation at any time since the beginning of fiscal year 1999, none of the nominees for election as directors and none of the associates of the foregoing, have any interest in the matters to be acted upon at the Annual Meeting, other than with reference to their election as directors and with reference to awards which have been and may be granted to them under the 2000 Stock Option Plan.

                        ITEM 1. ELECTION OF THE DIRECTORS

         Four directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to such proxy will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

         The following information is supplied with respect to the nominees for election as directors of the Corporation:

                              NOMINEES FOR DIRECTOR

NAME OF DIRECTOR                 AGE         DIRECTOR OF THE CORPORATION SINCE

Dr. Geoffrey T. Burnham           52         September 1993
Susan M. Burnham                  44         September 1993
George W. Hippisley               59         June 1999
Dr. Vincent Tomaselli             59         September 1999


         Dr. Geoffrey T. Burnham, a founder of the Corporation, has also served as the Corporation's Chairman, President and Chief Executive Officer, since its incorporation in September 1993, and devoted his full-time efforts to its establishment commencing in May 1993. From April 1990 through July 1990, Dr. Burnham served as a consultant to, and from July 1990 until May 1993, he was employed by, Northeast Semiconductor, Inc., and served as its President and as a director from October 1991 through May 1993. Dr. Burnham resigned from Northeast Semiconductor, Inc. upon its acquisition in a hostile take-over. Prior to April 1990, Dr. Burnham had over 16 years of experience in the laser field, including 10 years in the semiconductor laser field, holding management positions with Hercules Aerospace Corporation from 1987 to 1989, General Optronics Corporation, a company involved in manufacturing laser equipment for telecommunications applications from 1984 to 1986, and General Electric Co. from 1975 to 1984. Dr. Burnham founded and directed General Electric Co.'s Laser Business Venture for five years. In addition, he was corporate liaison between General Electric Co. and the University of Rochester on General Electric Co.'s Consortium on Inertial Confinement Fusion. Dr. Burnham also served as General Electric Co.'s Corporate Technical Recruiter at the University of Rochester as well as Chairman of the United States government's laser section of the Military Critical Technologies List. Dr. Burnham is married to Susan M. Burnham.

         Susan M. Burnham has been Vice President, Treasurer and a Director of the Corporation since its incorporation in September 1993. From May 1993 to September 1993, Mrs. Burnham assisted Dr. Burnham in the establishment of the Corporation and, from February 1992 through April

1993, Mrs. Burnham was not employed. From August 1986 through January 1992, she served as a national account executive in marketing and sales for MLI Industries Inc., a company involved in turn-key subcontract manufacturing of electronic components, electro-mechanical assemblies, and copy machine refurbishment and manufacturing, and was responsible for handling all major company accounts, as well as all new accounts. She established a customer base that included several divisions of General Electric Co., IBM and Eastman Kodak Company, initiating partnership agreements for all major customers. Mrs. Burnham was employed by General Electric Co. from December 1977 through July 1984 during which time she held administrative positions in various laser and electronic programs with a particular emphasis on the monitoring of operating budgets. Mrs. Burnham is married to Dr. Burnham.

         George W. Hippisley was elected as a Director of the Corporation in June 1999. Mr. Hippisley is currently the owner of Cohasset Enterprises, a sole-proprietorship founded in late 1997 to provide business development consulting services to technology-intensive manufacturing firms and not-for-profit organizations. Since August of 1998, Mr. Hippisley has been a member of the Board of Directors, Secretary and Executive Director of the Photonics Industry Association of New York, Inc., a not-for-profit New York corporation which has filed with the Internal Revenue Service for 501(c)(6) trade association status. Photonics Industry Association of New York, Inc.'s mission is to promote the photonics, optics and imaging industry of the State of New York. Since 1991 he has served as Executive Director of the New York Photonics Development Corporation, a 501(c)(3) not-for-profit New York corporation, responsible for developing and executing technology transfer and commercialization programs to improve the competitiveness of small and mid-size photonics manufacturing firms throughout the State of New York. From 1985 to 1990, Mr. Hippisley was Chief Operating Officer for Eagle Comtronics, Inc., a privately-held manufacturer of electronic filters and encryption systems for the CATV industry.

         Dr. Vincent P. Tomaselli was elected as a Director of the Corporation in September 1999. Dr. Tomaselli is Deputy Director for Business Development and Operations for the Center for Advanced Technology at the City University of New York. He has been associated with the Center for Advanced Technology since its beginning in 1994. Concurrently, he also manages the Department of Energy-sponsored Center for Laser Imaging and Cancer Diagnostics and the NASA-sponsored Institutional Research Award program, both at City College of the City University of New York. Dr. Tomaselli has been a member of the Board of Directors of the Photonics Industry Association of New York since its inception in 1998. From 1998 to 1990, he was Director of the Center for Photonics and Imaging Science and Professor of Electrical Engineering and Physics at Fairleigh Dickinson University. From 1984 to 1988, Dr. Tomaselli was Assistant Dean for Research and Graduate Studies in the College of Science and Engineering at Fairleigh Dickinson University. In 1988, he served as University Grants Administrator. From 1975 to 1984, Dr. Tomaselli was Professor of Physics and Manager of the Physics Research Laboratory. During that time, Dr. Tomaselli's research interests were in far-infrared spectroscopy, optical properties of particulate and biological materials, and instrument development. From 1990 to 1994, Dr. Tomaselli was a senior project scientist at Woodward-Clyde Consultants, a major consulting firm specializing in environmental problems. Dr. Tomaselli headed the program involving health issues related to low frequency electromagnetic fields, supervised and developed analytical and quality control procedures for a large-scale data management effort, served as computer services manager, and evaluated computer models. Dr. Tomaselli has a

Ph.D. in physics from New York University and a B.S. and M.S. (Magna Cum Laude) in physics from Fairleigh Dickinson University. Dr. Tomaselli was a member of the New Jersey Governor's Science Advisory Panel from 1981 to 1983, and was listed in Who's Who in Optical Science and Engineering in 1987, Who's Who in Science and Technology in 1983, and American Men and Women of Science in 1981.

                       MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1999, the Board of Directors met, or acted by unanimous written consent, on 14 occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served during the 1999 fiscal year.

         The Corporation has a Compensation Committee and Audit Committee. The Corporation does not have a standing nominating committee.

COMPENSATION COMMITTEE

         The function of the Corporation's Compensation Committee is to make recommendations to the Board of Directors with respect to compensation of executive officers. In addition, the Compensation Committee administers the 1995 Stock Option Plan, as amended, determining the persons to whom options should be granted and the number of options to be granted to such persons. The Compensation Committee also administers plans and programs relating to the employee benefits, incentives and compensation. Mr. Hippisley and Dr. Tomaselli are the current members of the Compensation Committee. The Compensation Committee met four times during the 1999 fiscal year.

AUDIT COMMITTEE

         The function of the Corporation's Audit Committee is to, among other things, make recommendations to the Board of Directors regarding the selection of independent auditors, review and evaluate the result and scope of the audit and other services provided by the Corporation's independent auditors, review its financial statements and review and evaluate its internal control functions. Mr. Hippisley and Dr. Tomaselli are the current members of the Audit Committee. The Audit Committee met one time during the 1999 fiscal year.

               SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND

                                   MANAGEMENT

         The following table sets forth certain information as of August 22, 2000 (except as otherwise noted) with respect to the beneficial ownership of Common Stock by (i) each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Corporation, (iii) each named officer of the Corporation listed in the Summary Compensation Table below and (iv) all directors and executive officers of the Corporation as a group. Unless otherwise noted, the Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 BENEFICIAL OWNERSHIP          PERCENT OF COMMON STOCK (2)
Dr. Geoffrey T. Burnham                                       521,894(3)                          1.8%
Semiconductor Laser International Corporation
15 Link Drive
Binghamton, New York  13904

Susan M. Burnham                                              521,894(3)                          1.8%
Semiconductor Laser International Corporation
15 Link Drive
Binghamton, New York  13904

Leonard E. Lundberg                                           20,000(4)                            *
Semiconductor Laser International Corporation
15 Link Drive
Binghamton, New York  13904

George W. Hippisley                                           23,875(5)                            *
1101 Floyd Avenue
Rome, New York 07840

Dr. Vincent Tomaselli                                          1,250(6)                            *
30 West Broadway
New York, New York 10007

Rennes Fondation                                            19,666,666(7)                         53.4%
Aeulestrasse 38
FL - 9490 Kaduz
Germany

ANB Alster Neue Beteiligungs GmbH & Co.                      2,872,650(8)                         9.9%
Neuer Wall 20
20354 Hamburg
Germany

Strategic Management Corporation                             2,800,000(9)                         9.4%
282 Katona Avenue
Katona, New York 10536

                                                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 BENEFICIAL OWNERSHIP          PERCENT OF COMMON STOCK (2)
All Directors and executive officers as a group              567,019(10)                          2.0%
(5 persons).......................................

-----------------

* Represents less than 1% of the shares of the Corporation's Common Stock outstanding.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from August 22, 2000 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of August 22, 2000 have been exercised or converted.

(2)      Based on 28,518,263 shares of Common Stock outstanding as of August 22,
         2000.

(3) Includes 162,412 shares of Common Stock owned by Dr. Burnham; 165,405 shares of Common Stock owned by Mrs. Burnham; 23,823 shares of Common Stock held in trust by Dr. Burnham as trustee, for the benefit of his children; 4,925 shares of Common Stock issuable upon exercise of a warrant, held in a SEP IRA trust for the benefit of Dr. Burnham; 4,925 shares of Common Stock issuable upon exercise of a warrant, held in an IRA trust for the benefit of Dr. Burnham; options to purchase 99,404 shares of Common Stock granted to Dr. Burnham; and options to purchase 61,000 shares of Common Stock granted to Mrs. Burnham.

(4)      Consists of an option to purchase 20,000 shares of Common Stock.

(5)      Consists of an option to purchase 23,875 shares of Common Stock.

(6)      Consists of an option to purchase 1,250 shares of Common Stock.

(7) Consists of 11,333,333 shares of Common Stock and 8,333,333 shares of Common Stock issuable upon exercise of warrants.

(8) Based solely on public filings, consists of 2,372,650 shares of Common Stock and 500,000 shares of Common Stock issuable upon exercise of a warrant. In addition, the Corporation is aware based on public filings that ANB Alster Neue Beteiligungs GmbH & Co. has acquired 1,000,000 shares of the Corporation's preferred stock.

(9) Consists of 1,400,000 shares of Common Stock and 1,400,000 shares of Common Stock issuable upon exercise of a warrant.

(10) Shares shown as beneficially owned include 205,529 shares of the Coporation's Common Stock issuable upon the exercise of options.

                      EXECUTIVE OFFICERS OF THE CORPORATION

         The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers.

NAME                          AGE POSITION WITH THE CORPORATION

Dr. Geoffrey T. Burnham       52  Chairman of the Board of Directors, President
                                  and Chief Executive Officer
Susan M. Burnham              44  Vice President, Treasurer and Director
Leonard E. Lundberg           53  Chief Financial Officer and Secretary

         The following is information with respect to the Corporation's executive officers who are not also directors of the Corporation:

         Leonard E. Lundberg has been Chief Financial Officer and Secretary of the Corporation since November 1998. From March 1998 through November 1998, Mr. Lundberg was employed as Chief Financial Officer by Miller Aviation, Inc., a company engaged in providing general aviation services. Miller Aviation, Inc. and Corporate Wings, Inc. merged in October 1998 at which time Mr. Lundberg resigned. From January 1996 until February 1998, Mr. Lundberg was employed by Maines Paper & Food Service, Inc., a company engaged in the food and paper warehousing and distribution business, in the capacity of Vice President of Finance. From 1988 until 1995, Mr. Lundberg held the position of Corporate Controller of Taylor Industries, Inc. Taylor Industries, Inc. is involved in the meat packing and rendering industries. Mr. Lundberg's employment before 1988 has included various corporate positions at ITT, Sperry Univac (Unisys) and RCA as well as independent consulting to various industries.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash and other compensation paid by the Corporation to Dr. Geoffrey T. Burnham, the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation, during the fiscal years ended December 31, 1999, 1998 and 1997. No other executive officer of the Corporation received aggregate compensation and bonuses which exceeded $100,000 during such years.

                           SUMMARY COMPENSATION TABLE

                                                      Annual Compensation                              Long Term
                                                                                                       Compensation

                                   Year Ended                                    Other Annual          Securities
Name and Principal Position        December 31,     Salary ($)     Bonus ($)     Compensation ($)      Underlying Options
---------------------------        ------------     ----------     ---------     ----------------      ------------------
Dr.  Geoffrey T.  Burnham          1999             $133,000           -  -               - -               60,000(1)
Chairman of the Board,
President and Chief                1998             $133,000           -  -               - -                  - -
Executive Officer
                                   1997             $127,395           -  -               - -                  - -

-----------
(1) There were 60,000 options to purchase Common Stock granted to Dr. Burnham during the fiscal year ended December 31, 1999 at an exercise price of $0.5156 per share.

STOCK OPTION GRANTS AND EXERCISES

         The following stock options were granted to Dr. Burnham during fiscal year ended December 31, 1999:

                                                                                                       5%         10%

                                                                                                Potential Realized Value at
                                                                                                  Assumed Annual Rates of
                              Number of     % of Total                                          Stock Price Appreciation for
            Name              Securities    Options (1)     Exercise Price    Expiration Date        Option Terms (2)
-----------------------       ----------    -----------     --------------    ---------------        ----------------
Dr. Geoffrey T. Burnham          60,000         19.9%           $0.5156         9/14/2003-05(3)    $8,576        $19,038

-----------

(1) The Corporation granted stock options representing 301,400 shares of Common Stock to employees during the fiscal year ended December 31, 1999.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the Corporation's Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vested period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The option expires in 3 equal installments on September 14, 2003, September 14, 2004 and September 14, 2005.

AGGREGATED OPTION EXERCISE DURING FISCAL 1999 AND YEAR END OPTION VALUES

         The following table sets forth information concerning outstanding options to purchase Common Stock held by Dr. Burnham as of the fiscal year ended December 31, 1999. Dr. Burnham did not exercise any options during the 1999 fiscal year.

                                                                                                           Value of Unexercised
                                                          Number of Securities Underlying                     "In-the-Money"
                                                       Unexercised Option at Fiscal Year-End                Options at Fiscal
                                                                        (#)                                    Year End ($)

                              Shares
                              Acquired      Value
            Name              on Exercise   Realized   Exercisable       Unexercisable       Exercisable      Unexercisable
-----------------------       -----------   --------   --------------    -------------       -----------      -------------
Dr. Geoffrey T. Burnham            - -         - -          39,404             60,000          9,729(1)            - -

------------

(1) Based upon an estimated fair market value of $0.2969 per share of Common Stock as of December 31, 1999, less the $0.05 exercise price of such options.

COMPENSATION OF DIRECTORS

         Other than compensation otherwise payable under employment agreements to Dr. Burnham and Mrs. Burnham, employee directors receive no cash compensation for serving on the Board of Directors (other than reimbursement of reasonable expenses incurred in attending meetings). The Corporation pays its non-employee directors $1,000 for each personal appearance at board meetings and reasonable out-of-pocket expenses for each board and committee meeting attended. In addition, all non-employee directors receive, pursuant to the 1995 Stock Option Plan, annual grants of options to purchase 2,500 shares of Common Stock as compensation for their service as directors in the following year. The Board of Directors is permitted to grant non-employee directors such additional options as it shall determine in its discretion. In addition, newly elected non-employee directors receive a cash payment of $2,000 following their initial election or appointment. Newly elected non-employee directors receive a pro rata portion of such grant based on the period remaining until the next date of grant following their date of election.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL

         The Corporation entered into employment agreements with Dr. Burnham and Mrs. Burnham in October 1995. Each of Dr. Burnham's and Mrs. Burnham's employment agreements provides for an initial three-year term, commencing on October 1, 1995, and each requires full-time service to the Corporation. Dr. Burnham's agreement currently provides for a base salary $133,000 per annum, and Mrs. Burnham's agreement currently provides for a base salary of $99,000 per annum. Each of the agreements provides for continuing automatic one-year extensions to maintain its three-year term, until the agreement is terminated by either party. Certain fringe benefits are also provided, including split dollar life insurance and certain expense allowances. Dr. Burnham and Mrs. Burnham also may be granted annual increases of 10% per annum at the discretion of the Board of Directors and bonuses based upon meeting defined goals established by the Board of Directors. No such increases or bonuses have been awarded to date.

These agreements also provide that we will continue to pay the base salary to the employee or the employee's legal representative in the event of the employee's termination due to disability or death, for a period commencing at the time of such termination and ending at the end of the employment term. The agreements contain provisions prohibiting the employee from competing with the Corporation during the term of employment and for a period of two years thereafter. Dr. Burnham's agreement provides that he will serve as Chairman of the Board of Directors, and Mrs. Burnham's agreement provides that she will serve as a director on the Board of Directors.

         In January 2000, the Board of Directors approved an amendment to the Restated By-Laws of the Corporation to include advance notice provisions that require stockholders desiring to bring nominations of candidates for election as directors of the Corporation before an annual meeting of stockholders to do so in accordance with the terms of the advance notice provisions. The advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Corporation regarding such nominations. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the annual meeting as determined under the Corporation's Restated ByLaws.

          ITEM 2. ADOPTION OF THE CORPORATION'S 2000 STOCK OPTION PLAN

         At the Annual Meeting, the stockholders will be asked to approve the Corporation's 2000 Stock Option Plan in the form attached hereto as Annex A. The 2000 Stock Option Plan was approved by the Board of Directors on August 18, 2000. A total of 3,000,000 shares of Common Stock have been reserved for issuance under the 2000 Stock Option Plan.

         The Board of Directors believes that equity based awards are an important incentive for attracting, retaining and motivating employees, directors, consultants and advisors of the Corporation through the opportunity of equity participation in the Corporation. The Board of Directors further believes that such awards have been a key element in the Corporation's growth. The adoption of the 2000 Stock Option Plan is intended to further the interests of the Corporation and its shareholders by providing long-term performance incentives to those employees, directors, consultants and advisors of the Corporation and its subsidiaries who are largely responsible for the management, growth and protection of the business of the Corporation and its subsidiaries.

         Currently, the Corporation has in effect the 1995 Stock Option Plan, with a total of 1,000,000 shares of Common Stock reserved for issuance thereunder. As of August 22, 2000, options for 977,871 shares of Common Stock have been issued under the 1995 Stock Option Plan. Under the 2000 Stock Option Plan, stock options were granted to Dr. Geoffrey T. Burnham, Susan M. Burnham, George W. Hippisley, Dr. Vincent Tomaselli and Leonard E. Lundberg exercisable to purchase 800,000, 400,000, 32,000, 32,000 and 24,000, respectively, on August
18, 2000 at an exercise price of $0.4062 per share. These options were granted with a view to increasing the option ownership of key personnel and directors to levels commensurate with the current capitalization of the Corporation. All such options were granted subject to approval of the 2000 Stock Option Plan.

         Although the Corporation cannot currently determine the number of options that may be granted in the future to the directors and executive officers of the Corporation, each of the executive officers and directors of the Corporation has an interest in the approval of the 2000 Stock Option Plan in so far as they have reviewed the option grants described above which are subject to stockholder approval and they are likely recipients of options under that plan.

SUMMARY OF THE TERMS OF THE 2000 STOCK OPTION PLAN

THE PLAN ADMINISTRATION

         The 2000 Stock Option Plan shall be administered by the Board of Directors of the Corporation or, at the discretion of the Board of Directors, by a committee composed of at least two members of the Board of Directors. Any such committee designated by the Board of Directors, and the Board of Directors itself acting in its capacity as administrator of the 2000 Stock Option Plan, is referred to herein as the "Committee." The Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Stock Option Plan, to select the employees, directors, consultants and advisors of the Corporation to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Stock Option Plan.

SHARES AVAILABLE

         The aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Stock Option Plan is 3,000,000. Such shares may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Corporation's Common Stock or the book value of the Corporation such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available, and (iv) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the 2000 Stock Option Plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance- Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Code.

ELIGIBILITY

         Persons eligible to participate in the 2000 Stock Option Plan include all employees, directors, consultants and advisors of the Corporation and its subsidiaries, as determined by the Committee, provided that only employees of the Corporation and its corporate subsidiaries are eligible to receive ISOs.

AWARDS

         The 2000 Stock Option Plan is designed to give the Committee the maximum flexibility in providing incentive compensation. The 2000 Stock Option Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations and other stock-based awards. The 2000 Stock Option Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the underlying Common Stock on the date of grant. However, the 2000 Stock Option Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price to be determined by the Committee. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

RESTRICTED STOCK

         The 2000 Stock Option Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

OTHER STOCK-BASED AWARDS, BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

         In order to enable the Corporation to respond to business and economic developments and trends in executive compensation practices, the 2000 Stock Option Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

CASH PAYMENTS TO PAY TAXES

         To encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Stock Option Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

PERFORMANCE-BASED AWARDS

         The Committee may (but is not required to) grant awards pursuant to the 2000 Stock Option Plan to a participant who, in the year of grant, is either the Corporation's Chief Executive Officer or among the four other most highly compensated executive officers of the Corporation or its subsidiaries ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance- Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or
(ii) the completion of certain business or capital transactions. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Corporation or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied. The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 500,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the 2000 Stock Option Plan, and (ii) a Tax Bonus payable with respect to the stock-based awards. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

TERM OF AWARDS

         The term of each Award shall, except as provided in the 2000 Stock Option Plan, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

OTHER TERMS OF AWARDS

         In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Stock Option Plan. Awards granted under the 2000 Stock Option Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and by the Committee. The 2000 Stock Option Plan grants the Committee broad discretion in the operation and administration of the 2000 Stock Option Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Corporation or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Corporation's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the 2000 Stock Option Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Stock Option Plan, other awards under other Company plans, or other rights to payment from the Corporation. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

         In the event of a change of control of the Corporation, all awards granted under the 2000 Stock Option Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Stock Option Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a subsidiary), of any securities of the Corporation such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Corporation's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors; (ii) a change in the composition of the Board of Directors such that a majority of the members of the Board of Directors are not Continuing Directors (as defined in the 2000 Stock Option Plan); or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation, in one or more transactions, of all or substantially all the Corporation's assets. Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

AMENDMENT AND TERMINATION

         The 2000 Stock Option Plan is of indefinite duration; continuing until all shares reserved therefore have been issued or until terminated by the Board of Directors. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2000 Stock Option Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Corporation's Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Stock Option Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Stock Option Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE CORPORATION AND THE PARTICIPANT

         The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2000 Stock Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), or an SAR, nor will the Corporation be entitled to any tax deduction upon such award. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock that is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Corporation's Common Stock (without regard to any restrictions) on the date of exercise of the option over the exercise price paid therefor, and the Corporation will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Corporation's Common Stock so acquired will equal the sum of the compensation income realized by the participant and the exercise price paid therefor. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Corporation's Common Stock has been held for more than one year after the date of exercise.

         If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Corporation or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Corporation will not be entitled to any tax deduction in respect of such exercise. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized in the sale and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Corporation will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Corporation.

         With respect to other awards (including an SAR) granted under the 2000 Stock Option Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of an employee) to withholding taxes) equal to the amount of cash or the fair market value of the Corporation's Common Stock or other property received. The Corporation will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

         With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the difference between fair market value of the Corporation's Common Stock or other property received over the price paid (if any) for such property at the first time the Corporation's Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Corporation will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Corporation's Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions other than those that, by their terms, will never lapse) of such Common Stock or other property over the price paid (if any) for such property at the time received. In that event, the participant will not realize any income at the time the Corporation's Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited to the amount actually paid for the Corporation's Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income with respect to the property will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

         The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Corporation's Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award that vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Corporation would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(M) PROVISIONS

         Section 162(m) of the Code generally disallows a deduction to the Corporation for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Corporation in a separate vote prior to the payment of such compensation. Accordingly, if the 2000 Stock Option Plan is approved by the stockholders, then the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should, provided the 2000 Stock Option Plan is administered by a Committee consisting solely of two or more "outside directors," and provided the other requirements of Section 162(m) of the Code are satisfied, not be subject to the deduction limit of Section 162(m) of the Code. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation unless certain other criteria are complied with.

REQUIRED VOTE

         Approval of the 2000 Stock Option Plan requires the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or by represented by proxy at the Annual Meeting, which approval also will constitute approval of the material terms of awards intended to qualify as "performance-based" compensation as discussed above.

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



RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2000 STOCK OPTION PLAN.


             ITEM 3. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                              FOR FISCAL YEAR 2000

         Effective August 15, 2000, the Corporation appointed Deloitte & Touche LLP as its independent certified public accountants. On July 17, 2000, PricewaterhouseCoopers LLP (the "Former Accountant") resigned as the Corporation's independent accountant. During the Corporation's two most recent fiscal years and any subsequent interim period preceding such resignation, the Corporation had no disagreement with its Former Accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountant to make reference in its report upon the subject matter of disagreement. The Former Accountant previously issued a report dated February 18, 2000, except as to Note 9 which is dated March 27, 2000 (the "Report"), on the financial statements on the Corporation as of and for the years ended December 31, 1998 and 1999. The Report noted that the Corporation has incurred net losses since inception (September 21, 1993) and at December 31, 1999 has a significant accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Other than the Corporation's ability to continue as a going concern, the Report did not contain an adverse opinion or disclaimer of opinion or qualification as to audit scope or accounting principle.

         The Board of Directors believes it is appropriate to submit for ratification by the stockholders its selection of Deloitte & Touche LLP as the independent public accountants for the Corporation for fiscal year 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise specified, shares represented by proxies will be voted for the ratification of Deloitte & Touche LLP as the independent public accountants for the Corporation. If the stockholders do not so approve, the selection of independent public accountants will reconsidered by the Board of Directors.

REQUIRED VOTE

         Ratification of Deloitte & Touche LLP as independent public accountants for the Corporation requires the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or by represented by proxy at the Annual Meeting.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Under the terms of a Securities Purchase Agreement, dated as of February 5, 1999, with bmp Mobility AG Venture Capital ("bmp Mobility"), as amended by Amendment No. 1 to the Securities Purchase Agreement, dated as of April 28, 1999, bmp Mobility purchased, in multiple tranches, 2,000,000 newly issued shares of the Corporation's Common Stock and 1,000,000 shares of Series B Convertible Preferred Stock each convertible into 5 shares of Common Stock or an aggregate of 5,000,000 shares of Common Stock. Based on public filings, the Corporation is aware that bmp Mobility AG Venture Capital has transferred ownership of its shares of Common Stock, Series B Convertible Preferred Stock and a warrant to purchase an aggregate of 500,000 shares of Common Stock to ANB Alster Neue Beteiligungs GmbH & Co. KG ("ANB"). The Series B Convertible Preferred Stock and warrants contain certain provisions relating to anti-dilution protection against private placement issuances of securities below fair market value. The Corporation had certain discussions with a representative of ANB concerning the applicability of these provisions to the private placements consummated this year. The Corporation has contended that no such adjustment is required and sought a waiver of such provisions from ANB. To date no agreement has been reached. To the extent that it is determined that such adjustment is required, the failure to reach such agreement could result in an increase in the number of shares of Common Stock issuable upon exercise of the Series B Convertible Preferred Stock and warrants and thereby result in potential dilution to the percentage ownership of Common Stock offered hereby.

         The Corporation has issued an aggregate of 11,333,333 shares of Common Stock and 8,333,333 shares of Common Stock issuable upon exercise of warrants in two private placements consummated with Rennes Fondation between February 2000 and March 2000. The Corporation raised an aggregate of $5,000,000 from such private placements at purchase prices ranging between $0.30 and $0.50 per share and warrant exercise prices ranging between $0.75 and $1.0625 per share. The warrants may be exercised from time to time over a term of either 4 or 5 years.

         The Corporation entered into a consulting agreement (the "Consulting Agreement"), dated as of April 28, 1999, with bmp Management Consultants GmbH ("bmp Consultants"), a German limited liability corporation wholly-owned by bmp AG Venture Capital & Network Management, the parent company of bmp Mobility AG Venture Capital ("bmp Mobility"), providing for the retention of bmp Consultants as strategic and financial consultants to the Corporation, for an aggregate consulting fee of $200,000. Pursuant to a verbal agreement with bmp Consultants, the Corporation was billed only on a work performed basis for up to the $200,000 aggregate consulting fee. As of August 21, 2000, bmp Consultants had been paid $80,887. No further services have been or are being performed. In addition, bmp Mobility is eligible to receive a finder's fee in the amount of 5% of the net proceeds of any transaction involving the raising of debt or equity capital in a private placement from a source introduced to the Corporation by bmp Mobility consummated by the Corporation until June 26, 2001.

         Any future transactions, if any, between the Corporation and its officers, directors and/or greater than 5% shareholders will be on terms no less favorable to the Corporation than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors of the Board of Directors.

                        COMPLIANCE WITH THE EXCHANGE ACT

         The Corporation's directors and executive officers are required under the Securities Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that all its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                 OTHER BUSINESS

         The Board of Directors of the Corporation currently knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 2001 Proxy Statement and form of proxy on or prior to March 30, 2001. This Proxy Statement confers discretionary authority to vote on any stockholder proposal with respect to which the Corporation did not receive notice a reasonable time before mailing of this Proxy Statement in accordance with Rule 14a- 4(c) under the Exchange Act.

         In addition, the Corporation's Restated By-Laws include advance notice provisions that require stockholders desiring to bring nominations of candidates for election as directors of the Corporation before an annual meeting of stockholders to do so in accordance with the terms of the advance notice provisions. The advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Corporation regarding such nominations. To be timely for purposes of the next annual meeting, a notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the annual meeting as determined under the Corporation's Restated By-Laws.

                                 ANNUAL REPORTS

         The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "Form 10-KSB") is being furnished simultaneously herewith. The Form 10-KSB is not considered a part of this Proxy Statement.

         The Corporation will also furnish to any stockholder of the Corporation a copy of any exhibit to the Form 10-KSB as listed thereon, upon request and upon payment of the Corporation's reasonable expenses of furnishing such exhibit. Requests should be directed to Semiconductor Laser International Corporation, 15 Link Drive, Binghamton, New York 13904, Attention: Secretary.

         It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                       By Order of the Board of Directors,


                                       Dr. Geoffrey T. Burnham
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer

August 22, 2000

                                     ANNEX A

                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

                             2000 STOCK OPTION PLAN
                             ......................

Section 1.  Purpose of the Plan

                  The purpose of the Semiconductor Laser International Corporation 2000 Stock Option Plan (the "Plan") is to further the interests of Semiconductor Laser International Corporation (the "Corporation") and its shareholders by providing long-term performance incentives to those employees, directors, consultants and advisors of the Corporation and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Corporation and its Subsidiaries.

Section 2.  Definitions

                  For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award or Tax Bonus granted to a Participant under the Plan.

         (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

         (c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a Subsidiary, of any securities of the Corporation such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Corporation's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Corporation or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Corporation such that a majority of the members of the Board of Directors of the Corporation are not Continuing Directors; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one or more transactions) all or substantially all of the Corporation's assets.

                  Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

         (h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

         (j) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

         (k) "Restricted Stock" means Stock awarded to a Participant pursuant to
Section 6(c) that may be subject to certain restrictions and to a risk of forfeiture.

         (l) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

         (m) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(d) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

         (n) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Corporation.

         (o) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of a Stock Based Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Stock Based Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Stock Based Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

Section 3.  Administration of the Plan

                  The Plan shall be administered by the Board of Directors of the Corporation or, at the discretion of the Board, by a committee composed of at least two members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Participants (defined below), persons claiming rights from or through Participants and stockholders of the Corporation.

                  Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees, directors, consultants and advisors of the Corporation who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Corporation or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4.  Participation in the Plan

                  Participants in the Plan shall be selected by the Committee from among the employees, directors, consultants and advisors of the Corporation and its Subsidiaries, provided, however, that only employees of the Corporation and its corporate subsidiaries shall be eligible to receive ISOs under the Plan.

Section 5.  Plan Limitations; Shares Subject to the Plan

         (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, par value $.01 per share, of the Corporation (the "Stock") available for issuance as Awards under the Plan shall not exceed 3,000,000 shares.

         (b) No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6.  Awards

         (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

         (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

                  (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any ISO shall not be less than the Fair Market Value (110% of the Fair Market Value in the case of a 10% shareholder, within the meaning of Section 422(c)(5) of the Code) of the shares covered thereby at the time the Option is granted.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

                  (iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of
Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

         (c) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                  (i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

                  (ii) Forfeiture. Restricted Stock shall be forfeitable to the Corporation upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Corporation.

                  (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

                  (iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

         (d) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                  (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
(A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

                  (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(d), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

         (e) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

         (f) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (c) through (d) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

         (g) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7.  Additional Provisions Applicable to Awards

         (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Corporation or any Subsidiary, or any business entity acquired by the Corporation or any Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. If an Award is granted in substitution for another Award the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards may be granted either as of the same time as, or a different time from, the grant of such other Awards. The Committee shall determine the per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock.

         (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

         (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

         (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

         (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

         (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Corporation, the Corporation may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

         (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Corporation or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

                  The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 500,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, and (ii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i).

         (h) Change of Control. In the event of a Change of Control of the Corporation, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

         (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Corporation such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

         (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9.  General Provisions

         (a) Changes to the Plan and Awards. The Board of Directors of the Corporation may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Corporation's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

                  The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Corporation's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

                  Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Corporation at the Corporation's 2000 Annual Meeting of Stockholders, then unless approved by the stockholders of the Corporation, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or
(iii) increase the number of shares of Stock subject to the Plan.

         (b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Subsidiary.

         (c) Taxes. The Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Corporation or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

         (e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Corporation unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

         (f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, the Corporation, any Subsidiary, any stockholder or any other person.

         (g) Effective Date. The effective date of the Plan is August 18, 2000.

         (h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Corporation at the Corporation's 2000 Annual Meeting of Stockholders, no Award may be granted.

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                                     [front]

PROXY                                                             COMMON STOCK

                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 20, 2000

         The undersigned hereby constitutes and appoints Geoffrey T. Burnham attorney and proxy to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of SEMICONDUCTOR LASER INTERNATIONAL CORPORATION, to be held at 15 Link Drive, Binghamton, New York, on September 20, 2000, at 1:00 p.m. local time, and any adjournment or postponement thereof, on all matters coming before said meeting.

           1.     TO ELECT DIRECTORS.

                  Nominees: Dr. Geoffrey T. Burnham, Susan M. Burnham, George W. Hippisley and Dr. Vincent Tomaselli. (Mark only one of the following boxes.)

                  [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

                           ----------------------------------------------------

                  [ ]      VOTE WITHHELD from all nominees.

           2.     TO APPROVE THE CORPORATION'S 2000 STOCK OPTION PLAN.

                  [ ]  VOTE FOR         [ ]  VOTE AGAINST          [ ]  ABSTAIN

           3. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                  [ ]  VOTE FOR         [ ]  VOTE AGAINST          [ ]  ABSTAIN

           4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


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                  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

                  The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted (i) FOR the election of each of the four nominee directors, (ii) FOR adoption of the 2000 Stock Option Plan, (iii) FOR ratification of Deloitte & Touche LLP as independent public accountants for the Corporation for the fiscal year ending December 31, 2000, and (iv) as the proxy holder deems advisable on other matters that may properly come before the Annual Meeting.

                  The undersigned acknowledges receipt of the accompanying Proxy Statement dated August 22, 2000.

                                     Date:                          , 2000
                                          --------------------------

                                          --------------------------------

                                          --------------------------------
                                          Signature of Stockholder(s)

                           (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

               PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.

 I plan [ ] I do not plan [ ] to attend the 2000 Annual Meeting of Stockholders.